Exhibit 99.2
iRhythm to Acquire VitalConnect, Expanding Its Cardiac Monitoring Platform Across Ambulatory, Inpatient and Hospital-to-Home Care
- Upon closing, combination immediately broadens iRhythm's ambulatory cardiac monitoring portfolio, including in the large and growing mobile cardiac telemetry category, and adds continuous multi-vitals monitoring capabilities
- iRhythm’s commercial scale, health system relationships, market access expertise, and integrated clinical service capabilities are expected to accelerate VitalConnect's growth and expand customer access
- Transaction is expected to enhance iRhythm's revenue growth rate beginning in 2027 while preserving iRhythm’s previously communicated 15% adjusted EBITDA margin target for 2027
- iRhythm management to discuss the transaction on iRhythm’s second quarter financial results conference call today, August 6, 2026, at 1:30 p.m. Pacific time.
SAN FRANCISCO, Aug. 6, 2026 - iRhythm Holdings, Inc. (Nasdaq: IRTC), a leading digital health care company focused on creating trusted solutions that detect, predict and prevent disease, today announced that it and its wholly owned subsidiary, iRhythm Technologies, Inc., have entered into a definitive agreement to acquire Vital Connect, Inc. (“VitalConnect”), a privately held leader in wearable biosensor technology and ambulatory cardiac monitoring.
Upon closing, the transaction is expected to immediately expand iRhythm's addressable market and advance its evolution into a broader cardiac monitoring and intelligence platform. VitalConnect includes an FDA-cleared platform spanning multiple cardiac monitoring modalities and multi-vitals monitoring capabilities designed for hospital and remote care settings.
iRhythm intends to acquire VitalConnect for total consideration of approximately $287.5 million. The consideration is expected to consist of approximately $237.5 million in cash and approximately $50 million in iRhythm common stock. The cash portion is expected to be funded from existing cash on iRhythm’s balance sheet.
“This combination represents a significant next step in iRhythm's evolution from ambulatory cardiac monitoring to a broader cardiac monitoring and intelligence platform,” said Quentin Blackford, President and Chief Executive Officer of iRhythm. “VitalConnect adds complementary mobile cardiac telemetry (MCT), multi-vitals and hospital monitoring capabilities that complement Zio and meaningfully expand the categories of patients and customers we can serve. By bringing these capabilities onto iRhythm's commercial platform, we believe we can accelerate our growth, deepen customer partnerships and reach more patients across the continuum of care.”
“Ambulatory cardiac monitoring, including MCT, is not a one-size-fits all solution,” said Mintu Turakhia, M.D., Chief Medical and Scientific Officer and Executive Vice President of Advanced Technologies at iRhythm. “Clinical needs, physician workflows, care settings and patient preferences vary, and no single monitoring model is optimal for every use case. VitalConnect complements Zio’s differentiated, uninterrupted monitoring experience by adding flexibility and additional capabilities across a broader range of clinical settings. Together, our platforms will offer clinicians greater choice while maintaining a shared focus on high-quality data and clinically actionable information, while creating synergy for future innovation.”
“We believe that iRhythm is the right strategic partner to extend the reach and impact of VitalConnect's technology,” said Peter Van Haur, Chief Executive Officer of VitalConnect. “By combining our flexible biosensor platform, AI-enabled algorithms and streamlined workflows with iRhythm's commercial scale and reach, we intend to bring a more compelling portfolio to a larger base of customers and patients than either company could deliver independently. Together, we expect to unlock new growth opportunities across ambulatory cardiac monitoring, inpatient monitoring and hospital-to-home care.”

Exhibit 99.2
Strategic and Financial Benefits
• Expands iRhythm's capabilities immediately upon closing across ambulatory cardiac monitoring, including MCT. VitalConnect adds an FDA-cleared platform supporting multiple monitoring modalities, including MCT, with differentiated capabilities including up to 30-day patient monitoring service, four-in-one functionality, flexible service models and live look-in. Together with Zio AT and iRhythm's planned next-generation MCT offering, the combination creates a broader portfolio designed to serve distinct customer workflows and patient needs.
• Creates meaningful commercial acceleration opportunities. iRhythm's scaled commercial organization, established health system relationships, go-to-market capabilities, and integrated clinical service infrastructure are expected to expand access to VitalConnect's platform. VitalConnect's presence in hospital and remote monitoring settings also creates new entry points for iRhythm across health system departments and patient care pathways, supporting cross-selling, deeper enterprise relationships and broader prescribing choice.
• Broadens iRhythm’s addressable market across the continuum of care. VitalConnect's biosensor platform can monitor up to 11 physiological parameters, extending iRhythm's multi-vitals strategy beyond traditional ambulatory cardiac monitoring. The combination creates additional opportunities in inpatient monitoring, remote patient monitoring and hospital-to-home care, while establishing a platform for future innovation across adjacent cardiovascular and healthcare markets.
• Combines complementary technology, data and workflow capabilities. VitalConnect contributes complementary wearable biosensors, AI-enabled algorithms and flexible cloud-based workflows, and iRhythm brings deep expertise in cardiac diagnostics, proprietary AI-enabled algorithms, clinical operations and large-scale commercial execution. The combination is expected to increase the pace and breadth of product innovation and improve the ability to deliver integrated solutions to health systems.
• Enhances iRhythm's long-term growth profile. The transaction is expected to be accretive to iRhythm’s revenue growth rate beginning in 2027. By leveraging iRhythm’s scale, infrastructure, and operating model, along with efficiencies across the combined organization, we expect to generate meaningful operating leverage that helps fund future growth investments while maintaining our previously communicated adjusted EBITDA margin target of 15% in 2027.
Transaction Details
• The transaction consideration totals approximately $287.5 million, consisting of approximately $237.5 million in cash expected to be funded from iRhythm's balance sheet and approximately $50 million in iRhythm common stock. The stock component aligns VitalConnect stakeholders with the future value creation potential of the combined company.
• In addition, iRhythm will provide VitalConnect with interim working capital financing to fund its normal course of operations and certain specified expenses as the parties work towards closing, with an initial funding of $10 million and additional increments thereafter, up to an aggregate maximum amount of $30 million.
• Goldman Sachs & Co. LLC is acting as exclusive financial advisor for iRhythm, and Fenwick & West LLP is acting as iRhythm’s legal advisor.
• The transaction is expected to close by the end of 2026, subject to regulatory and other customary closing conditions.
Webcast and Conference Call Information
iRhythm will host a conference call today, August 6, 2026, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time, to discuss the transaction and its second quarter 2026 financial results. Before the conference call, a presentation regarding the VitalConnect transaction will be posted to the “Events & Presentations” section of

Exhibit 99.2
iRhythm's investor relations website at investors.irhythmtech.com. A live and archived webcast will also be available on the site.
About iRhythm Holdings, Inc.
iRhythm is a leading digital health care company that creates trusted solutions to detect, predict and prevent disease. Combining Zio® wearable biosensors and cloud-based data analytics with powerful proprietary algorithms, iRhythm distills data from millions of heartbeats into clinically actionable information. Through a relentless focus on patient care, iRhythm's vision is to deliver better data, better insights and better health for all. For more information, visit www.irhythmtech.com.
About VitalConnect
VitalConnect is a leader in wearable biosensor technology and is expanding its presence in ambulatory cardiac monitoring. The company combines expertise in biomedical engineering, data analytics, chip design, and mobile and cloud software to support clinical decision-making across remote and inpatient settings. VitalConnect's platform is designed to provide continuous, actionable patient data through an easy-to-use experience for patients and healthcare providers. For more information, visit www.vitalconnect.com.
Use of Non-GAAP Financial Measure
Adjusted EBITDA is defined as net income (loss) before income tax provision, depreciation and amortization, interest expense, and interest income and as further adjusted excludes non-cash operating charges for stock-based compensation expense, changes in fair value of strategic investments, impairment and restructuring charges, business transformation costs, certain intellectual property litigation expenses, certain corporate litigation settlements (net of expected insurance recoveries), costs related to the cybersecurity incident (net of expected insurance recoveries), and loss on extinguishment of debt. Business transformation costs include costs associated with professional services, employee termination and relocation, third-party merger and acquisition, integration, and other costs to augment and restructure the organization, inclusive of both outsourced and offshore resources.
iRhythm has not reconciled its adjusted EBITDA margin target for 2027 because certain items that impact this figure are uncertain or out of iRhythm's control and cannot be reasonably predicted. Accordingly, a reconciliation is not available without unreasonable effort.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, statements regarding the expected timing and completion of the transaction; the anticipated strategic, commercial, operational and financial benefits of the transaction; the ability to expand into new markets, care settings, customer categories and commercial partnerships; the potential to take advantage of and accelerate VitalConnect's growth, deepen customer relationships and realize cross-selling opportunities; future product development, regulatory approvals and commercialization; the success of integration and the retention of key employees; the anticipated growth of the mobile cardiac telemetry category; and the expected impact on revenue growth, adjusted EBITDA and adjusted EBITDA margin. These statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will” and similar expressions. Forward-looking statements are based on current assumptions and expectations and involve risks and uncertainties that could cause actual results to differ materially, including the possibility that the transaction may not be completed on the anticipated terms or timing; the failure to obtain required regulatory approvals or satisfy other closing conditions; challenges in integrating VitalConnect and realizing anticipated benefits and synergies on the expected timeline or at all; business disruption or diversion of management’s attention; changes in market demand, reimbursement, competition or regulation; product development or regulatory delays; the loss of

Exhibit 99.2
key VitalConnect employees, customers or partners; and unforeseen liabilities and future expenditures associated with the transaction; and the risks described under “Risk Factors” and elsewhere in iRhythm's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q expected to be filed on or about August 6, 2026. These forward-looking statements speak only as of the date of this press release. iRhythm undertakes no obligation to update them except as required by law.
Contacts

Media Contact	Investor Contact
Kassandra Perry mediarelations@irhythmtech.com	Francis Pruell investors@irhythmtech.com